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                                                                       Exhibit B

                              VERIDIAN CORPORATION

               Written Consent of Holders of Class a Common Stock

         The undersigned, being all of the holders (the "Class A Holders") of the issued and outstanding shares of Class A common stock, $.0001 par value per share (the "Class A Common Stock"), of Veridian Corporation, a Delaware corporation (the "Company"), hereby declare that when they have signed this consent, the following resolutions shall be adopted to the same extent and have the same force and effect as if adopted at a meeting of the Class A Holders duly called and held for the purpose of acting upon proposals to adopt such resolutions:

                  Whereas, the Company and the Class A Holders entered into that certain Class A Common Stock Purchase Agreement dated as of September 7, 1999 (as amended or restated from time to time, the "Class A Stock Purchase Agreement"), providing for the purchase of shares of Class A Common Stock, upon the terms and conditions as provided therein.

                  Whereas, pursuant to the Class A Stock Purchase Agreement the Company filed with the Secretary of State of Delaware on September 7, 1999 an Amended and Restated Certificate of Incorporation (the "1999 Certificate"); and

                  Whereas, the Company has determined to raise funds through the sale of Common Stock in an underwritten initial public offering of such Common Stock (the "Initial Public Offering"); and

                  Whereas, the Company first filed a Registration Statement on Form S-1, relating to the registration of the Initial Public Offering and sale of shares of common stock, par value $.0001 par value per share (the "Common Stock"), pursuant to the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission (the "SEC"), on March 6, 2002 and amended it on or about April 17, 2002, May 16, 2002 and May 31, 2002 (the "Registration Statement"); and

                  Whereas, in contemplation of the Initial Public Offering, the Board of Directors of the Company and the shareholders of the Company, including a majority of the Class A Holders, approved the filing of an amendment to the 1999 Certificate, which amendment, among other things, provides for (i) the reclassification and split of the Class B common stock, par value $.0001 par value per share ("Class B Common Stock") of the Company, such that each share of Class B Common Stock was subdivided into 1.33 shares of Common Stock and (ii) the split of the Class A Common Stock such that each share of Class A Common Stock was subdivided into 1.33 shares of Class A Common Stock, and a Certificate of Amendment to Amended And Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on May 16, 2002 (the "Amendment" and, together with the 1999 Certificate, the "Certificate"); and

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                  Whereas, pursuant to the Certificate, the rate (the
         "Conversion Rate") at which shares of Class A Common Stock would convert into shares of Common Stock in connection with the Initial Public Offering is based upon the rate of return that the Class A Holders would realize from the date of their original purchase of the Class A Common Stock to the date of the closing of the Initial Public Offering based on the net proceeds per share received by the Company. The Conversion Rate was specified to be the least of the following three numbers: (a) the greater of 1.033592 or the Conversion Rate which will yield a rate of return on the Class A Common Stock equal to 35%;
         (b) the greater of 1.223242 or the Conversion Rate which will yield a rate of return of the Class A Common Stock equal to 25%; or (c) 1.365188.

                  Whereas, pursuant to the request of a majority of the Class A Holders and in compliance with Section 4.11.5 of the Certificate, the Board of Directors has delegated to a committee of the Board (the "Pricing Committee") the power and authority to, among other things, approve the determination of the number of shares of Common Stock to be received by the Class A Holders for all purposes, including the provisions of Rule 16b-3(d) promulgated under the 1934 Act, and to take all actions necessary or desirable to exempt such determination from the provisions of Section 16(b) of the 1934 Act, including fixing the Conversion Rate prior to the date the Registration Statement is declared effective; and

                  Whereas, based on the price at which shares of Common Stock are anticipated to be sold in connection with the Initial Public Offering, the Pricing Committee has determined that it is unlikely that the Conversion Rate would be less than 1.365188 and has, effective as of June 1, 2002, fixed the Conversion Rate at 1.365188; and

                  Whereas, in contemplation of, but subject to the closing of the Initial Public Offering, the Board of Directors of the Company and the shareholders of the Company, including a majority of the Class A Holders, approved the filing of a Second Amended and Restated Certificate of Incorporation (the "Second Amended Certificate") of the Company, which Second Amendment, among other things, eliminates references to Class A Common Stock and Class B Common Stock and increases the number of authorized shares of capital stock of the Company to accommodate the Initial Public Offering; and

                  Whereas, to facilitate the consummation of the Initial Public Offering, the Company desires that the Class A Holders approve the following matters, to take effect at, and subject to the closing of, the Initial Public Offering but in the order listed: (i) the conversion of the Class A Common Stock to Common Stock at the Rate of 1.365188 shares of Common Stock for each share of Class A Common Stock, (ii) the filing of the Second Amended Certificate and (iii) the

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         issuance of shares of Common Stock to the underwriters as described in the Registration Statement (collectively, the "IPO Matters"); and

                  Whereas, the Class A Holders desire to approve the IPO Matters and certain matters in connection therewith;

         NOW, THEREFORE, BE IT RESOLVED, that, subject to and conditioned upon the closing of the Initial Public Offering, the IPO Matters be, and they hereby are, approved in all respects; and

         FURTHER RESOLVED, that each of the undersigned waive any preemptive rights to acquire any Class B Common Stock or Common Stock of the Company whether arising out of the consummation of the Initial Public Offering or otherwise.

                         [Signatures Begin on next Page]

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         IN WITNESS WHEREOF, the undersigned have executed these consent resolutions effective the 3d day of June, 2002.

                      CLASS A COMMON STOCK HOLDERS:

                      Monitor Clipper Equity Partners, L.P.
                      Monitor Clipper Equity Partners (Foreign), L.P.

                      Each By:     Monitor Clipper Partners, L.P.,
                                   its general partner

                            By:    MCP GP, Inc.
                                   its general partner

                            By:    /s/ Kevin A. Macdonald
                                   ---------------------------------------------
                                   Kevin A. Macdonald
                                   Authorized Signatory

                      Monitor Consulting, L.P.

                      By:   Monitor G.P., Inc.,
                            its general partner

                            By: /s/ Robert J. Samuelson
                                ------------------------------------------------
                            Name:  Robert J. Samuelson
                            Title: Chief Financial Officer

                      Monitor Company Group Limited Partnership

                      By:   Monitor Company Group, G.P., L.L.C.,
                            its General Partner

                            By: /s/ Robert J. Samuelson
                                ------------------------------------------------
                            Name:  Robert J. Samuelson
                            Title: Chief Financial Officer

                      the Board of Trustees of the Texas
                      Growth Fund Ii, as Trustee for the
                      Texas Growth Fund II -- 1998 Trust

                      By:   TGF II Management, L.P.,
                            as Executive Director

                            By:    TGF Management Corp.,
                                   as general partner

                                   By: /s/ James J. Kozlowski
                                       -----------------------------------------
                                   Name:  James J. Kozlowski
                                   Title: President

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                            CIBC WG Argosy Merchant Fund 2, L.L.C.

                            By:    /s/ Steven A. Flyer
                                   ---------------------------------------------
                            Name:  Steven A. Flyer
                            Title: Managing Director

                            Co-investment Merchant Fund 3, LLC

                            By:    /s/ Steven A. Flyer
                                   ---------------------------------------------
                            Name:  Steven A. Flyer
                            Title: Managing Director